Exhibit 10.1

                              EMPLOYMENT AGREEMENT

                                 By and Between

Voice Diary Inc. (the "Company"), and Arie Hinkis (the "Employee").

1.     General
       -------
The Company shall employ the Employee under the following terms and conditions.

2.     Start Date of Employment
       ------------------------

The term of the Employee's employment under this agreement (the "Agreement") shall begin on March 1, 2002.

3.     Duties and Position
       -------------------
The Company hires the Employee in the capacity of President and Chief Executive Officer. The Employee shall report to the Board of Directors of the Company.

4.     Salary
       ------
The Company shall pay Employee a salary of $40,000 per year, for the services of the Employee, payable in 4 quarterly payments in advance at the beginning of each quarter. All salary payments shall be subject to withholding for all applicable taxes.

5.     Bonus
       -----
The Company may pay the Employee an annual bonus based on the Employee's achievements during the past fiscal year of the Company. The determination of whether to pay the Employee a bonus and the amount of such bonus shall be made in the sole discretion of the Board of Directors. The Board of Directors shall consider the foregoing during the last 60 days of each fiscal year of the Company during the term of this Agreement. All bonus payments shall be subject to deduction for all applicable taxes.

6.     Position in VDL
       ---------------
So long as the Employee serves as President and Chief Executive Officer of the Company under this Agreement, the Employee shall also serve as the President (General Manager) and Chief Executive Officer of Voice Diary Ltd. ("VDL"), a subsidiary of the Company. The Employee shall receive a salary for his work for VDL according to a contract signed between the Employee and VDL.

7.     Employee to Devote Full Business Time to Company
       ------------------------------------------------
During the term of this Agreement, the Employee shall devote his full business time, attention, and energies to fulfilling his duties hereunder to the Company and under his employment agreement with VDL to VDL.

8.     Confidentiality or Proprietary Information
       ------------------------------------------
Employee agrees, during or after the term of this employment, not to reveal confidential information, or trade secrets to any person, firm, corporation, or entity.

9.     Reimbursement of Expenses
       -------------------------
The Employee may incur reasonable expenses in furthering the Company's business, including normal and reasonable expenses associated with the use of his car for work, expenses for travel, entertainment, and similar items. The Company shall reimburse Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy.

10.     Vacation
        --------
The Employee shall accrue paid vaca-tion at the rate of twenty (21) days for each twelve (12) months of employment. The Employee shall be compensated at his usual rate of compen-sation during any such vacation. The Employee shall be entitled to paid holi-days as generally given by the Corporation.

11.     Sick Leave
        ----------
The Employee shall be entitled to sick leave or disability leave in accordance with the terms of the Company's standard sick leave or disability leave policy.

12.     Benefits
        --------
 During the employment term, Employee and his dependents shall be entitled to participate in any group plans or programs maintained by the Company for any employees relating to group health, disability, life insurance and other related benefits as in effect from time to time. Employee shall also be entitled to Director and Officer ("D&O") insurance in such amounts and coverage and such indemnification provisions as are afforded other officers and directors of the Company. Premiums for such benefits under this Section 12 will be paid for by the Company.

13.     Termination of Agreement
        ------------------------
Without cause, either side may terminate this agreement at any time upon 3 months written notice to the other party. The Employee shall continue to perform his duties under this Agreement and be paid his regular salary up to the date of termination. In addition, the Company will pay the Employee on the date of the termination, and after one year of work, a severance allowance of one month pay for each year the Employee worked for the Company, and pro rata for every part of a year, less applicable taxes required to be withheld.

14.     No Implied Waivers
        ------------------
The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such per-form-ance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provision.

15.     Severability
        ------------
If, for any reason, any provision of this Agreement is held invalid or unenforceable, all other provisions of this Agreement shall remain in effect.

16.     Oral Modifications Not Binding
        ------------------------------
This Agreement is the entire agreement of the Company and the Employee. It may be altered only by a written agreement signed by the parties.

17.     Applicable Law
        --------------
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware.





Signed this 3rd day of  July 2002.



 By: /s/ Arie Hinkis                  /s/ Arie Hinkis
 -------------------                 -----------------
Voice Diary Inc.                     Arie Hinkis
200 Robbins Lane, Jericho, NY 11753  8 Arar St., Modiim 71700, Israel
USA